EXHIBIT 3(ii)
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                                                       COMPOSITE 5/28/92



                        RESTATED CERTIFICATE OF INCORPORATION

                                          OF

                                INGERSOLL-RAND COMPANY


                    Pursuant to Section 14A:9-5 of the New Jersey
                               Business Corporation Act



               INGERSOLL-RAND COMPANY, a corporation organized and existing under the laws of the State of New Jersey (hereinafter called the "Company") restates and integrates its certificate of incorporation to read in full as herein set forth.

               First.  The name of the Company is INGERSOLL-RAND COMPANY.

               Second. The address of the Company's current registered office is 28 West State Street, Trenton, New Jersey 08608, and the name of its current registered agent is The Corporation Trust Company.

               Third. The Company may engage in any activity within the purposes for which corporations may be organized under the New Jersey Business Corporation Act.

               Fourth. The aggregate number of shares which the Company shall have authority to issue is 410,000,000, consisting of 10,000,000 shares of Preference Stock, without nominal or par value (hereinafter referred to as "Preference Stock"), and 400,000,000 shares of Common Stock, of the par value of $2 per share (hereinafter referred to as "Common Stock").

               The designations, preferences, voting powers and other special rights, qualifications, limitations and restrictions of the Preference Stock and Common Stock of the Company are as follows:






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                                                       EXHIBIT 3(ii)
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          A.   PREFERENCE STOCK:
               (1) Manner of Issue; Series. The Board of Directors is empowered to cause the Preference Stock to be issued from time to time as shares of one or more series of Preference Stock, and in the resolution or resolutions providing for the issue of shares of each particular series, before issuance, the Board of Directors is expressly authorized to fix:

                    (a) the distinctive designation of such series and the number of shares which shall constitute such series, which number may be increased (except as otherwise provided by the Board of Directors in creating such series) or decreased (but not below the number of shares thereof then outstanding) from time to time by resolution of the Board of Directors;

                    (b) the rate of dividends payable on shares of such series and the date or dates from which dividends shall accumulate;

                    (c) the terms, if any, on which shares of such series may be redeemed, including, without limitation, the redemption price or prices for such series, which may consist of a redemption price or scale of redemption prices applicable only to redemption in connection with a sinking fund (which term as used herein shall include any fund or requirement for the periodic purchase or redemption of shares), and the same or a different redemption price or scale of redemption prices applicable to any other redemption;

                    (d) the terms and amount of any sinking fund provided for the purchase or redemption of shares of such series;

                    (e) the amount or amounts which shall be paid to the holders of shares of such series in case of liquidation, dissolution or winding up of the Company, whether voluntary or involuntary;

                    (f) the terms, if any, upon which the holders of shares of such series may convert shares thereof into stock of any other class or classes or of any one or more series of the same class or of another class or classes; and

                    (g) such other rights, preferences and limitations as may be permitted to be fixed by the Board of Directors of the Company under the laws of the State of New Jersey as in effect at the time of the creation of such series.

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                                                       EXHIBIT 3(ii)
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          All shares of Preference Stock, irrespective of series, shall be of equal rank, and shall be identical in all respects except as to the terms fixed by the Board of Directors as permitted in this Section A. The Board of Directors is authorized to change the designation, rights, preferences and limitations of any series of Preference Stock theretofore established, no shares of which have been issued. The Board of Directors is authorized to amend the Company's certificate of incorporation to set forth the designation, number of shares, rights, preferences and limitations of any series of Preference Stock fixed by the Board of Directors, or to reflect any change therein made by the Board of Directors, as permitted in this Section A.

               (2) Dividends. The holders of the Preference Stock shall be entitled to receive, when, as and if declared by the Board of Directors out of funds of the Company legally available for the payment of dividends, cumulative dividends in cash at the annual rate for each particular series theretofore fixed by the Board of Directors as hereinabove provided, and no more, payable in respect of each series on the date or dates which shall be fixed by the Board of Directors with respect to each particular series.

               If at any time there are two or more series of Preference Stock outstanding, any dividend paid upon shares of Preference Stock in an amount less than all dividends accrued and unpaid on all outstanding shares of Preference Stock shall be paid ratably among all series of Preference Stock in proportion to the full amount of dividends accrued and unpaid on each such series.

               So long as any of the Preference Stock is outstanding, no dividend whatever shall be paid or declared, nor any distribution be made, on the Common Stock or any other stock of the Company ranking junior to the Preference Stock in the payment of dividends (other than a dividend payable in stock of junior rank as aforesaid), nor shall any shares of Common Stock or any other stock of junior rank as aforesaid be acquired for a consideration by the Company or by any subsidiary except in exchange for shares of stock of junior rank as aforesaid unless (i) full dividends on the Preference Stock for all past dividend periods shall have been paid or shall have been declared and a sufficient sum set apart for the payment thereof, and (ii) all obligations of the Company, if any, with respect to the redemption or purchase of shares of Preference Stock in accordance with the requirements of any sinking fund have been met. Subject to the foregoing provisions, such dividends (payable in cash, stock or otherwise)



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                                                       EXHIBIT 3(ii)
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          as may be determined from time to time by the Board of Directors may be declared and paid on the Common Stock or any other stock of junior rank out of the remaining funds of the Company legally available for the payment of dividends; and the Preference Stock shall not be entitled to participate in any such dividends, whether payable in cash; stock or otherwise.

               (3) Redemption. If so provided by the Board of Directors pursuant to paragraph (1)(c) of this Section A, the Company, at the option of the Board of Directors, or in accordance with the requirements of any sinking fund for the Preference Stock or any series thereof, may redeem the whole or any part of the Preference Stock at any time outstanding, or the whole or any part of any series thereof, at such time or times and from time to time and at such redemption price or prices as may be fixed by the Board of Directors pursuant to this Section A, together in each case with an amount equal to all unpaid dividends accrued thereon to the date fixed for such redemption, and otherwise upon the terms and conditions fixed by the Board of Directors for any such redemption; provided, however, that no optional redemption of less than all of the Preference Stock shall take place unless
          (i) full dividends on the Preference Stock for all past dividend periods shall have been paid or declared and a sufficient sum set apart for the payment thereof, and (ii) all obligations of the Company, if any, with respect to the redemption or purchase of shares of Preference Stock in accordance with the requirements of any sinking fund have been met. If at any time there are two or more series of Preference Stock outstanding, any amount expended in purchasing or redeeming shares of Preference Stock pursuant to the provisions of sinking funds therefor which is less than the amount then required to be so expended under all such funds shall be expended ratably among all series of Preference Stock in proportion to the full amount of expenditures of such funds then required in respect of each such series.

               (4) Liquidation, Dissolution and Winding Up. In the event of any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, the holders of each series of Preference Stock then outstanding shall be entitled to receive out of the assets of the Company, before any distribution or payment shall be made to the holders of the Common Stock or any other stock of Company ranking junior to the Preference Stock with respect to the distribution of assets, the amount determined by the Board of Directors in creating such series, plus in each




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                                                       EXHIBIT 3(ii)
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          case an amount equal to all unpaid dividends accrued thereon to the date fixed for such payment to the holders of the Preference Stock. If upon any such liquidation, dissolution or winding up, two or more series of Preference Stock are outstanding, any distribution to holders of Preference Stock in an aggregate amount less than the total payable with respect to all outstanding Preference Stock shall be made ratably among all series of Preference Stock in proportion to the full amount payable upon such liquidation, dissolution or winding up in respect of each such series.

               (5) Voting. The holders of the Preference Stock shall have the voting rights set forth below:

                    (a) Except as otherwise expressly provided in the Company's certificate of incorporation, as amended, or as may be required by law, the holders of the Preference Stock shall be entitled at all meetings of stockholders to three votes for each five shares of such stock held by them respectively (a holder of less than five shares being entitled to no vote) and the holders of all series of Preference Stock shall vote together with the holders of the Common Stock as one class. At all elections of directors each holder of Preference Stock shall be entitled to as many votes as shall equal the number of votes which such holder would be entitled to cast, multiplied by the number of directors to be elected, and such holder may cast all such votes for a single director, or may distribute them among the number to be voted for or any two or more of them as such holder may see fit.

                    (b) If and whenever dividends on the Preference Stock shall be in arrears in an amount equivalent to six quarterly dividends or mandatory sinking fund payments shall be in arrears in an amount equal to the aggregate of all such payments required during one year, then, at any ensuing annual meeting of stockholders at which at least a majority of the outstanding shares of Preference Stock are represented, the holders of the Preference Stock of all series thereof then outstanding, voting separately as a class, shall be entitled to elect two directors. Such right of the holders of the Preference Stock shall continue to be exercisable until all dividends in arrears on the Preference Stock shall have been paid in full or declared and a sum sufficient for the payment thereof set apart and all mandatory sinking fund payments in arrears shall have been paid in full, whereupon such right shall cease. During any time that the holders of the Preference Stock are entitled to elect two directors as hereinabove provided, they shall also be entitled to participate with the Common Stock in the election of any other directors.

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                                                       EXHIBIT 3(ii)
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                    (c)  Notwithstanding any other provision of the
          Company's certificate of incorporation, as amended,

                         (i) the affirmative approval of the holders of at least two-thirds in interest of the Preference Stock of all series thereof then outstanding present and voting at a meeting, acting as a single class without regard to series, shall be required for any amendment of the certificate of incorporation altering materially and adversely any existing provision of the Preference Stock or for the creation, or an increase in the authorized amount, of any class of stock ranking, as to dividends or assets, prior to the Preference Stock; and

                         (ii) the affirmative approval of the holders of at least a majority in interest of the Preference Stock of all series thereof then outstanding present and voting at a meeting, acting as a single class without regard to series, shall be required for an increase in the authorized amount of the Preference Stock, or for the creation, or an increase in the authorized amount, of any class of stock ranking, as to dividends or assets, on a parity with the Preference Stock;

          provided, however, that if any amendment of the certificate of incorporation shall affect adversely the rights or preferences of one or more, but not all, of the series of Preference Stock at the time outstanding, or shall unequally adversely affect the rights or preferences of different series of Preference Stock at the time outstanding, the affirmative approval of the holders of at least two-thirds in interest of the shares of each such series so adversely or unequally adversely affected present and voting at a meeting shall be required in lieu of or (if such affirmative approval is required by law) in addition to the affirmative approval of the holders of at least two-thirds in interest of the shares of Preference Stock as a class present and voting at such meeting.

               (6) Preemptive Rights. No holder of shares of any series of the Preference Stock shall, as such, have any preemptive or preferential rights to subscribe to or purchase shares of any class or series of stock of the Company, now or hereafter authorized, or any securities convertible into, or warrants or other evidences of optional rights to purchase or subscribe to, shares of any class or series of the Company, now or hereafter authorized.




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                                                       EXHIBIT 3(ii)
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               (7)  Other Provisions.  Subject to the requirements of
          paragraph (5)(c) of this Section A, but notwithstanding any other of the foregoing provisions of this Section A, the Board of Directors, in the resolution or resolutions providing for the issue of any series of Preference Stock, may determine to the extent that the Board of Directors may be permitted to do so under the laws of the State of New Jersey as in effect at the time of the creation of such series:

                    (a) the voting rights, full or limited, if any, of the shares of such series; and whether or not and under what conditions the shares of such series (alone or together with the shares of one or more other series having similar provisions) shall be entitled to vote separately as a single class, for the election of one or more additional directors of the Company in case of dividend arrearages or other specified events, or upon other matters;

                    (b) whether or not and upon what conditions dividends on shares of such series shall be cumulative and, if cumulative, the date or dates from which dividends shall accumulate;

                    (c) whether or not the holders of shares of such series, as such, shall have any preemptive or preferential rights to subscribe to or purchase shares of any class or series of stock of the Company, now or hereafter authorized, or any securities convertible into, or warrants or other evidences of optional rights to purchase or subscribe to, shares of any class or series of the Company, now or hereafter authorized; and

                    (d) whether or not the issuance of additional shares of such series, or of any shares of any other series, shall be subject to restrictions as to issuance, or as to the preferences, rights and qualifications of any such other series.

               (8)  Creation and Terms of Series A Preference Stock.
          There is hereby created a series of Preference Stock, without par value, of the Company, which shall have the designation and number of shares, and voting powers, preferences and relative, participating, optional and other special rights of the shares of such series, and the qualifications, limitations or restrictions thereof (in addition to those provisions set forth above in this Section A that are applicable to the Preference Stock of all series) as follows:




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                                                       EXHIBIT 3(ii)
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                    (a)  Designation and Amount.  The shares of such series
          shall be designated "Series A Preference Stock" ("Series A Preference Stock") and the number of shares constituting such series shall be 750,000. Subject to subparagraph (d)(iii) of this paragraph (8), such number may be increased or decreased by resolution of the Board of Directors; provided, however, that no decrease shall reduce the number of shares of Series A Preference Stock to a number less than that of the shares then outstanding.

                    (b)  Dividends and Distributions.

                         (i) Subject to the prior and superior rights of the holders of any shares of any series of Preference Stock ranking prior and superior to the Series A Preference Stock and subject to the provisions for adjustment hereinafter set forth, the holders of shares of Series A Preference Stock shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, (A) cash dividends in an amount per share (rounded to the nearest cent) equal to 100 times the aggregate per share amount of all cash dividends declared or paid on the Common Stock, and (B) a preferential cash dividend (a "Preferential Dividend"), if any, on the fifteenth day of January, April, July and October of each year (each a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Preference Stock, in an amount equal to $1.00 per share of Series A Preference Stock less the per share amount of all cash dividends declared on the Series A Preference Stock pursuant to clause (A) of this sentence since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Preference Stock. In the event the Company shall, at any time after the issuance of any share or fraction of a share of Series A Preference Stock, make any distribution on the shares of Common Stock, whether by way of a dividend or a reclassification of stock, a recapitalization, reorganization or partial liquidation of the Company or otherwise, which is payable in cash or any debt security, debt instrument, real or personal property or any other property (other than cash dividends subject to clause (A) of the immediately preceding sentence and other than a distribution of shares of Common Stock or other capital stock of the Company and other than a distribution of rights or warrants to acquire any such share, including any debt security convertible into or



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                                                       EXHIBIT 3(ii)
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          exchangeable for any such share, at a price less than the Current
          Market Price of such share), then and in each such event the Company shall simultaneously pay on each then outstanding share of Series A Preference Stock of the Company a distribution, in like kind, of 100 times (subject to the provisions for adjustment hereinafter set forth) such distribution paid on a share of Common Stock. The dividends and distributions on the Series A Preference Stock to which holders thereof are entitled pursuant to clause (A) of the first sentence of this paragraph and the second sentence of this paragraph are hereinafter referred to as "Participating Dividends", and the multiple of cash and non-cash dividends on the Common Stock applicable to the determination of the Participating Dividends, which shall be 100 initially but shall be adjusted from time to time as hereinafter provided, is hereafter referred to as the "Dividend Multiple." In the event the Company shall at any time after December 22, 1988 declare or pay any dividend or make any distribution on Common Stock payable in shares of Common Stock, or effect a subdivision or split or a combination, consolidation or reverse split of the outstanding shares of Common Stock into a greater or lesser number of shares of Common Stock, then in each such event the Dividend Multiple thereafter applicable to the determination of the amount of Participating Dividends which holders of shares of Series A Preference Stock shall be entitled to receive shall be the Dividend Multiple applicable immediately prior to such event multiplied by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

                         (ii) The Company shall declare each Participating Dividend at the same time it declares any cash or non-cash dividend or distribution on the Common Stock in respect of which a Participating Dividend is required to be paid. No cash or non-cash dividend or distribution on the Common Stock in respect of which a Participating Dividend is required shall be paid or set aside for payment on the Common Stock unless a Participating Divided in respect of such dividend or distribution on the Common Stock shall be simultaneously paid or set aside for payment on the Series A Preference Stock.








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                                                       EXHIBIT 3(ii)
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                         (iii)  Preferential Dividends shall begin to
          accumulate on outstanding shares of Series A Preference Stock from the Quarterly Dividend Payment Date next preceding the date of issuance of any shares or Series A Preference Stock. Accumulated but unpaid Preferential Dividends shall cumulate but shall not bear interest. Preferential Dividends paid on the shares of Series A Preference Stock in an amount less than the total amount of such dividends at the time accumulated and payable on such shares shall be allocated pro rata on a share-by-share basis among all shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series A Preference Stock entitled to receive payment of a dividend or distribution thereon, which record date shall be no more than 60 days prior to the date fixed for payment thereof.

                    (c) Voting Rights. The holders of shares of Series A Preference Stock shall have the following voting rights:

                         (i)  Subject to the provision for adjustment
          hereinafter set forth, each share of Series A Preference Stock shall entitle the holder thereof to one hundred votes on all matters submitted to a vote of the stockholders of the Company. In the event the Company shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the number of votes per share to which holders of shares of Series A Preference Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

                         (ii) Except as otherwise provided herein or by law, the holders of shares of Series A Preference Stock and the holders of shares of Common Stock shall vote together as one class on all matters submitted to a vote of stockholders of the Company.






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                                                       EXHIBIT 3(ii)
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                        (iii) In the event that a default in preference
          dividends on any Series A Preference Stock of the Company shall exist, the number of directors constituting the Board of Directors of the Company shall be increased by two, and the holders of Series A Preference Stock shall have the right at the next meeting of stockholders called for the election of directors voting separately as a class with the holders of shares of any other series of Preference Stock entitled to vote thereon (if any) (as used in this subparagraph (c)(iii), "Preference Stock" shall refer to the Series A Preference Stock and such other series (if any) upon which such voting rights have been conferred, but shall not include any other series of Preference Stock (if any) upon which such voting rights have not been conferred) to the exclusion of the holders of Common Stock, to elect two directors of the Company to fill such newly created directorships. Such right shall continue until there are no dividends in arrears upon the Series A Preference Stock. Each director elected by the holders of shares of Preference Stock (herein called a "Preference Director") shall continue to serve as such director for the full term for which he shall have been elected, notwithstanding that prior to the end of such term a default in preference dividends shall cease to exist. Any Preference Director may be removed by, and shall not be removed without cause except by, the vote of the holders of record of the outstanding shares of Preference Stock, voting separately as a class at a meeting of the stockholders, or of the holders of shares of Preference Stock, called for the purpose. So long as a default in any preference dividends on the Preference Stock shall exist (A) any vacancy in the office of a Preference Director may be filled (except as provided in the following clause (B)) by an instrument in writing signed by the remaining Preference Director and filed with the Company and (B) in case of the removal of any Preference Director, the vacancy may be filled by the vote of the holders of the outstanding shares of Preference Stock at the same meeting at which such removal shall be voted. Each director appointed as aforesaid by the remaining Preference Director shall be deemed, for all purposes hereof, to be a Preference Director. Whenever the term of office of the Preference Directors shall end and a default in preference dividends shall no longer exist, the number of directors constituting the Board of Directors shall be reduced by two. For the purposes hereof, a "default in preference dividends" on the Series A Preference Stock shall be deemed to have occurred whenever the amount of accrued dividends upon Series A Preference Stock shall be equivalent to six full quarter-yearly dividends or more and, having so occurred, such



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                                                       EXHIBIT 3(ii)
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          default shall be deemed to exist thereafter until, but only until, all accrued dividends on all shares of Series A Preference Stock then outstanding shall have been paid to the end of the last preceding quarterly dividend period.

                         (iv) Except as otherwise required by law or set forth herein, holders of Series A Preference Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for the taking of any corporate action.

                    (d)  Certain Restrictions.

                         (i)  Whenever Preferential Dividends or
          Participating Dividends are in arrears or the Company shall be in default in payment thereof, thereafter and until all accumulated and unpaid Preferential Dividends and Participating Dividends, whether or not declared, on shares of Series A Preference Stock outstanding shall have been paid or set aside for payment in full, and in addition to any and all other rights which any holder of shares of Series A Preference Stock may have in such circumstances, the Company shall not

                         (A) declare or pay dividends on, make any other distributions on or redeem or purchase or otherwise acquire for consideration any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preference Stock;

                         (B) declare or pay dividends or make any other distributions on any shares of stock ranking on a parity as to dividends with the Series A Preference Stock, unless dividends are paid ratably on the Series A Preference Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;











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                                                       EXHIBIT 3(ii)
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                         (C)  except as permitted by subparagraph (D) of
          this subparagraph (d)(i), redeem or purchase or otherwise acquire for consideration shares of any stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preference Stock, provided that the Company may at any time redeem, purchase or otherwise acquire shares of any such parity stock in exchange for shares of any stock of the Company ranking junior (both as to dividends and upon liquidation, dissolution or winding up) to the Series A Preference Stock; or

                         (D)  purchase or otherwise acquire for
          consideration any shares of Series A Preference Stock, or any shares of stock ranking on a parity with the Series A Preference Stock (either as to dividends or upon liquidation, dissolution or winding up), except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

                         (ii) The Company shall not permit any subsidiary of the Company to purchase or otherwise acquire for consideration any shares of stock of the Company unless the Company could, under subparagraph (i) of this paragraph (d), purchase or otherwise acquire such shares at such time and in such manner.

                         (iii) The Company shall not issue any shares of Series A Preference Stock except upon exercise of Rights issued pursuant to that certain Rights Agreement dated as of December 7, 1988 between the Company and The Bank of New York (the "Rights Agreement"), a copy of which is on file at the principal executive office of the Company and shall be made available to holders of record of Common Stock or Series A Preference Stock without charge upon written request therefor addressed to the Secretary of the Company. Notwithstanding the foregoing sentence, nothing contained in the provisions hereof shall prohibit or restrict the Company from issuing for any purpose any series of Preference Stock with rights and privileges similar to, different from, or greater than those of the Series A Preference Stock.




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                                                       EXHIBIT 3(ii)
                                                       Page 14 of 28



                    (e) Reacquired Shares. Any shares of Series A Preference Stock purchased or otherwise acquired by the Company in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. The Company shall cause all such shares upon their retirement and cancellation to become authorized but unissued shares of Preference Stock, without designation as to series, and such shares may be reissued as part of a new series of Preference Stock to be created by resolution or resolutions of the Board of Directors.

                    (f)  Liquidation, Dissolution or Winding Up.   Upon any
          voluntary or involuntary liquidation, dissolution or winding up of the Company, no distribution shall be made (i) to the holders of shares of stock ranking junior to the Series A Preference Stock (upon liquidation, dissolution or winding up) unless the holders of shares of Series A Preference Stock shall have received, subject to adjustment as hereinafter provided, the greater of either (A) $100.00 per share plus an amount equal to accumulated and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, or (B) the amount equal to 100 times the aggregate amount to be distributed per share to holders of Common Stock, or (ii) to the holders of stock ranking on a parity upon liquidation, dissolution or winding up with the Series A Preference Stock, unless simultaneously therewith distributions are made ratably on the Series A Preference Stock and all other shares of such parity stock in proportion to the total amounts to which the holders of shares of Series A Preference Stock are entitled under clause
          (i)(A) of this sentence and to which the holders of such parity shares are entitled, in each case upon such liquidation, dissolution or winding up. The amount to which holders of Series A Preference Stock shall be entitled upon liquidation, dissolution or winding up of the Company pursuant to clause
          (i)(B) of the foregoing sentence is hereinafter referred to as the "Participating Liquidation Amount," and the multiple of the amount to be distributed to holders of shares of Common Stock upon the liquidation, dissolution or winding up of the Company applicable pursuant to said clause to the determination of the Participating Liquidation Amount, which shall be 100 initially but shall be adjusted from time to time as hereinafter provided, is hereinafter referred to as the "Liquidation Multiple." In the event the Company shall at any time after December 22, 1988 declare or pay any dividend on Common Stock payable in shares of Common Stock, or effect a subdivision or split or a combination, consolidation or reverse split of the outstanding shares of

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                                                       EXHIBIT 3(ii)
                                                       Page 15 of 28



          Common Stock into a greater or lesser number of shares of Common Stock, then in each such case the Liquidation Multiple thereafter applicable to the determination of the Participating Liquidation Amount to which holders of Series A Preference Stock shall be entitled after such event shall be the Liquidation Multiple applicable immediately prior to such event multiplied by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

                    (g)  Certain Reclassification and Other Events.

                         (i) In the event that holders of shares of Common Stock receive after December 22, 1988 in respect of their shares of Common Stock any share of capital stock of the Company (other than any share of Common Stock of the Company), whether by way of reclassification, recapitalization, reorganization, dividend or other distribution or otherwise ("Transaction"), then in each such event the dividend rights and rights upon the liquidation, dissolution or winding up of the Company of the shares of Series A Preference Stock shall be adjusted so that after such event the holders of Series A Preference Stock shall be entitled, in respect of each share of Series A Preference Stock held, in addition to such rights in respect thereof to which such holder was entitled immediately prior to such adjustment, to (A) such additional dividends as equal the Dividend Multiple in effect immediately prior to such transaction multiplied by the additional dividends which the holder of a share of Common Stock shall be entitled to receive by virtue of the receipt in the Transaction of such capital stock and (B) such additional distributions upon liquidation, dissolution or winding up of the Company as equal the Liquidation Multiple in effect immediately prior to such Transaction multiplied by the additional amount which the holder of a share of Common Stock shall be entitled to receive upon liquidation, dissolution or winding up of the Company by virtue of the receipt in the Transaction of such capital stock, as the case may be, all as provided by the terms of such capital stock.

                                                       EXHIBIT 3(ii)
                                                       Page 16 of 28



                         (ii)  In the event that holders of shares of
          Common Stock receive after December 22, 1988 in respect of their shares of Common Stock any right or warrant to purchase Common Stock (including as such a right, for all purposes of this paragraph, any security convertible into or exchangeable for Common Stock) at a purchase price per share less than the Current Market Price (as hereinafter defined) of a share of Common Stock on the date of issuance of such right or warrant, then in each such event the dividend rights and rights upon the liquidation, dissolution or winding up of the Company of the shares of Series A Preference Stock shall each be adjusted so that after such event the Dividend Multiple and the Liquidation Multiple shall each be the product of the Dividend Multiple and the Liquidation Multiple, as the case may be, in effect immediately prior to such event multiplied by a fraction the numerator of which shall be the number of shares of Common Stock outstanding immediately before such issuance of rights or warrants plus the maximum number of shares of Common Stock which could be acquired upon exercise in full of all such rights or warrants and the denominator of which shall be the number of shares of Common Stock outstanding immediately before such issuance of rights or warrants plus the number of shares of Common Stock which could be purchased, at the Current Market Price of the Common Stock at the time of such issuance, by the maximum aggregate consideration payable upon exercise in full of all such rights or warrants.

                         (iii) In the event that holders of shares of Common Stock receive after December 22, 1988 in respect of their shares of Common Stock any right or warrant to purchase capital stock of the Company (other than shares of Common Stock), including as such a right, for all purposes of this paragraph, any security convertible into or exchangeable for capital stock of the Company (other than Common Stock), at a purchase price per share less than the Current Market Price of such shares of capital stock on the date of issuance of such right or warrant, then in each such event the dividend rights and rights upon liquidation, dissolution or winding up of the Company of the shares of Series A Preference Stock shall each be adjusted so that after such event each holder of a share of Series A Preference Stock held, in addition to such rights in respect thereof to which such holder was entitled immediately prior to such event, to receive (A) such additional dividends as equal the Dividend Multiple in effect immediately prior to such event multiplied, first, by the additional dividends to which the holder of a share of Common Stock shall be entitled upon exercise

                                                       EXHIBIT 3(ii)
                                                       Page 17 of 28



          of such right or warrant by virtue of the capital stock which could be acquired upon such exercise and multiplied again by the Discount Fraction (as hereinafter defined) and (B) such additional distributions upon liquidation, dissolution or winding up of the Company as equal the Liquidation Multiple in effect immediately prior to such event multiplied, first, by the additional amount which the holder of a share of Common Stock shall be entitled to receive upon liquidation, dissolution or winding up of the Company upon exercise of such right or warrant by virtue of the capital stock which could be acquired upon such exercise and multiplied again by the Discount Fraction. For purposes of this paragraph, the "Discount Fraction" shall be a fraction the numerator of which shall be the difference between the Current Market Price (as hereinafter defined) of a share of the capital stock subject to a right or warrant distributed to holders of shares of Common Stock as contemplated by this paragraph immediately after the distribution thereof and the purchase price per share for such share of capital stock pursuant to such right or warrant and the denominator of which shall be the Current Market Price of a share of such capital stock immediately after the distribution of such right or warrant.

                         (iv) For purposes of this paragraph (g), the "Current Market Price" of a share of capital stock of the Company (including a share of Common Stock) on any date shall be deemed to be the average of the daily closing prices per share thereof over the 30 consecutive Trading Days (as such term is hereinafter defined) immediately prior to such date, provided that in the event that such Current Market Price of any such share of capital stock is determined during a period which includes any date that is within 30 Trading Days after the ex-dividend date for (A) a dividend or distribution on stock payable in shares of such stock or securities convertible into shares of such stock or (B) any subdivision, split, combination, consolidation, reverse stock split or reclassification of such stock, then in each such event, the Current Market Price shall be appropriately adjusted by the Board of Directors to reflect the Current Market Price of such stock to take into account ex-dividend trading. The closing price for any day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange, or, if the shares are not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting

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                                                       EXHIBIT 3(ii)
                                                       Page 18 of 28



          system with respect to securities listed on the principal national securities exchange on which the shares are listed or admitted to trading or, if the shares are not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotation System ("NASDAQ") or such other system then in use, or if on any such date the shares are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the shares selected by the Board of Directors. The term "Trading Day" shall mean a day on which the principal national securities exchange on which the shares are listed or admitted to trading is open for the transaction of business or, if the shares are not listed or admitted to trading on any national securities exchange, on which the New York Stock Exchange or such other national securities exchange as may be selected by the Board of Directors is open. If the shares are not publicly held or not so listed or traded on any day within the period of 30 Trading Days applicable to the determination of Current Market Price thereof as aforesaid, "Current Market Price" shall mean the fair market value thereof per share as determined in good faith by the Board of Directors. In either case referred to in the foregoing sentence, the determination of Current Market Price shall be described in a statement filed with the Secretary of the Company.

                    (h) Consolidation, Merger, etc. In the event that the Company shall enter into any consolidation, merger, combination or other transaction in which shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such event each outstanding share of Series A Preference Stock shall at the same time be similarly exchanged for or changed into the aggregate amount of stock, securities, cash and other property (payable in like kind), as the case may be, for which or into which each share of Common Stock is changed or exchanged multiplied by the higher of the Dividend Multiple or the Liquidation Multiple in effect immediately prior to such event.

                    (i)  Effective Time of Adjustments.

                         (i) Adjustments to the Series A Preference Stock required by the provisions hereof shall be effective as of the time at which the event requiring such adjustments occurs.

                                                       EXHIBIT 3(ii)
                                                       Page 19 of 28



                         (ii) The Company shall give prompt written notice to each holder of a share of Series A Preference Stock of the effect on any such shares of any adjustment to the dividend rights or rights upon liquidation, dissolution or winding up of the Company required by the provisions hereof. Notwithstanding the foregoing sentence, the failure of the Company to give such notice shall not affect the validity of or the force or effect of or the requirement for such adjustment.

                    (j) No Redemption. The shares of Series A Preference Stock shall not be redeemable at the option of the Company or any holder thereof. Notwithstanding the foregoing sentence of this paragraph, the Company may acquire shares of Series A Preference Stock in any other manner permitted by law and the provisions of the certificate of incorporation.

                    (k) Ranking. Unless otherwise provided in the certificate of incorporation or a certificate of amendment of the certificate of incorporation relating to a subsequent series of Preference Stock of the Company, the Series A Preference Stock shall rank junior to all other series of the Company's Preference Stock as to the payment of dividends and the distribution of assets on liquidation, dissolution or winding up and senior to the Common Stock of the certificate of incorporation.

                    (l) Amendment. After the Distribution Date (as defined in the Rights Agreement), the provisions of the certificate of incorporation shall not be amended in any manner which would materially affect the rights, privileges or powers of the Series A Preference Stock without, in addition to any other vote of stockholders required by law, the affirmative vote of the holders of not less than two-thirds of the outstanding shares of Series A Preference Stock, voting together as a single class.

                    (m) Fractional Shares. Series A Preference Stock may be issued in fractions of a share which shall entitle the holder, in proportion to such holder's fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series A Preference Stock.

                                                       EXHIBIT 3(ii)
                                                       Page 20 of 28



          B.   COMMON STOCK:

               (1) Dividends. Subject to the provisions of Section A of this Article Fourth, the Board of Directors may, in its discretion, out of funds legally available for the payment of dividends and at such times and in such manner as determined by the Board of Directors, declare and pay dividends on the Common Stock.

               (2) Liquidation, Dissolution and Winding Up. In the event of any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, after payment in full has been made to the holders of the Preference Stock of the amounts to which they are respectively entitled or sufficient sums have been set apart for the payment thereof, the holders of the Common Stock shall be entitled to receive ratably any and all assets remaining to be paid or distributed, and the holders of the Preference Stock shall not be entitled to share therein.

               (3) Voting. Except as otherwise expressly provided in the Company's certificate of incorporation, as amended, or as may be required by law, the holders of the Common Stock of the Company shall be entitled at all meetings of stockholders to one vote for each share of such stock held by them respectively and shall vote together with the holders of the Preference Stock as one class. At all elections of directors each holder of Common Stock shall be entitled to as many votes as shall equal the number of votes which such holder would be entitled to cast, multiplied by the number of directors to be elected, and no such holder may cast all such votes for a single director, or may distribute them among the number to be voted for or any two or more of them as such holder may see fit.

               (4) Preemptive Rights. No holder of shares of Common Stock shall, as such, have any preemptive or preferential rights to subscribe to or purchase any shares of any class or series of stock of the Company, now or hereafter authorized, or any series convertible into, or warrants or other evidences of optional rights to purchase or subscribe to, shares of any class or series of the Company, now or hereafter authorized.

                                                       EXHIBIT 3(ii)
                                                       Page 21 of 28



          C.   QUORUM:

               A quorum for the election of directors or for the consideration of any question shall consist of a majority of the voting power of the stock issued and outstanding and entitled to vote for the election of directors or upon such question, respectively; except that where a vote of a particular class of stock or of a particular series of a class is required, a quorum shall consist of a majority of the voting power of the stock issued and outstanding of each class or series so entitled to vote separately, and except that if several classes are entitled to vote together as a single class, a quorum shall consist of a majority of the voting power of the stock of all such classes issued and outstanding; provided, however, that any meeting may be adjourned by a majority of the votes properly cast, whether or not a quorum is present.

          D.   VOTING REQUIREMENTS:

               (1) Majority Voting Requirements. Subject to the provisions of paragraph (2) of this Section D and except as otherwise expressly provided in the Company's certificate of incorporation, as amended, or as may be required by law, the majority voting requirements prescribed in subsections 14A:10-3(2) and 14A:12-4(4) and in paragraphs 14A:9-2(4)(c) and 14A:10-
          11(1)(c) of the New Jersey Business Corporation Act shall apply to the Company.

               (2) Greater Voting Requirements. The affirmative vote of the holders of four-fifths of the outstanding shares of all classes of stock of the Company entitled to vote, considered for the purposes of this paragraph (2) as one class, shall be required to authorize

                    (i) the merger or consolidation of the Company or a subsidiary of the Company with or into any other corporation, person or other entity, (ii) any sale, lease, exchange or other disposition of all or any material part of the assets of the Company or of any subsidiary of the Company to or with any other corporation, person or other entity or (iii) any issuance or transfer of securities of the Company upon conversion of or in exchange for the securities or assets of any other corporation, person or entity if (as of the date of any action taken by the Board of Directors with respect to such transaction or as of any record date for the determination of stockholders entitled to notice and to vote with respect thereto or immediately prior to

                                                       EXHIBIT 3(ii)
                                                       Page 22 of 28



          the consummation of such transaction) such other corporation, person or other entity referred to in clause (i), clause (ii) or clause (iii) above is the beneficial owner, directly or indirectly, of more than 10% of any class of capital stock of the Company. For the purposes hereof any corporation, person or other entity shall be deemed to be the beneficial owner of any shares of capital stock of the Company, (x) which it has the right to acquire pursuant to any agreement, or upon exercise of conversion rights, warrants or options, or otherwise, or (y) which are beneficially owned, directly or indirectly (including shares deemed owned through application of clause (x) above) by any other corporation, person or other entity with which it has any agreement, arrangement or understanding with respect to the acquisition, holding, voting or disposition of stock or of any material part of the assets of the Company or of it, or which is its "affiliate" or "associate" as those terms are defined in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as in effect on January 1, 1970. Any determination made in good faith by the Board of Directors, on the basis of information at the time available to it, as to whether any corporation, person or other entity is the beneficial owner of more than 10% of any class of capital stock of the Company, or is an "affiliate" or "associate", as above defined, shall be conclusive and binding for all purposes of this paragraph (2). The provisions of this paragraph (2) shall not apply to any agreement for the merger of any subsidiary of the Company with the Company or with another subsidiary of the Company where the Company or such other subsidiary shall be the surviving corporation and where the provisions of this paragraph
          (2) shall not be changed or otherwise affected by or by virtue of the merger.

               Fifth. The number of directors constituting the current Board of Directors of the Company is ten (10). The names and addresses of the members of said Board are as follows:

                    Theodore H. Black        P.O. Box 8738
                                             Woodcliff Lake, N.J.  07675

                    Brendan T. Byrne         6 Becker Farm Road
                                             Roseland, N.J.  07068

                    Joseph P. Flannery       455 Chase Parkway
                                             Waterbury, CT  06708

                                                       EXHIBIT 3(ii)
                                                       Page 23 of 28



                    Clyde H. Folley          P.O. Box 8738
                                             Woodcliff Lake, N.J.  07675

                    William G. Kuhns         100 Interpace Parkway
                                             Parsippany, N.J.  07054

                    Alexander H. Massad      1601 Rio Grande
                                             Austin, TX  78701

                    John E. Phipps           P.O. Box 3048
                                             Tallahassee, FL  32315

                    Donald E. Procknow       18 Saw Mill Road
                                             Saddle River, N.J.  07458

                    Cedric E. Ritchie        44 King Street West
                                             Toronto, Ontario M5H 1H1

                    Willis A. Strauss        Two Central Park Plaza
                                             222 South 15th Street
                                             Omaha, Nebraska  68102

               Sixth. The number of directors of the Company shall be at no time less than eight, and may be increased or thereafter decreased as may be provided from time to time in the by-laws. The Board of Directors shall be divided as equally as may be into three classes, each of which shall consist of such number as the by-laws may from time to time provide, but no class shall consist of less than two members. At the annual election to be held in 1942 the directors of the first class shall be elected for a term of one year, the directors of the second class shall be elected for a term of two years, and the directors of the third class shall be elected for a term of three years. At each annual election thereafter, the successors of the directors of the class whose terms expire in that year shall be elected to hold office for the term of three years, so that the term of office of one class of directors shall expire in each year. If the number of directors is changed, any newly created directorships or decrease in directorships shall be so apportioned among the classes as to make all classes as nearly equal in number as possible. In case of any increase in the number of directors of any class or classes, the additional directors may be elected by the Board of Directors, but any such director so elected shall hold office only until the next succeeding annual meeting of stockholders and until his successor shall have been elected and qualified. No

                                                       EXHIBIT 3(ii)
                                                       Page 24 of 28



          decrease in the number of directors shall shorten the term of any incumbent director. Directors may be removed without cause only upon the affirmative vote of the holders of at least four-fifths of the shares of capital stock entitled to vote for the election of directors. Directors may be removed for cause upon the affirmative vote of two-thirds of the entire Board. The affirmative vote of the holders of at least four-fifths of the shares of capital stock entitled to vote for the election of directors shall be required for any amendment or deletion of this paragraph of this Article Sixth, unless such amendment or deletion shall have been approved by the unanimous vote of the directors then in office, in which case the majority voting requirements prescribed in paragraph 14A:9-2(4)(c) of the New Jersey Business Corporation Act shall apply thereto.

               The provisions of this Article Sixth shall have no application to any directors who may be elected by the holders of Preference Stock or any series thereof, voting as a class or series, as the case may be, pursuant to a right to elect directors conferred upon such holders by reason of default in the payment of dividends, failure to discharge sinking fund obligations or otherwise. Any such directors shall be in addition to the directors to be elected pursuant to the paragraph immediately above and shall be elected in the manner, and serve for such term, as may be provided in the certificate of incorporation, as from time to time amended.

               The Board of Directors, by the affirmative vote of a majority of the entire Board, may appoint from their number an executive committee of which committee a majority shall constitute a quorum; and to such extent as shall be provided in the by-laws and as may be permitted by law, such committee shall have and may exercise all or any of the powers of the Board of Directors.

               The Board of Directors, by the affirmative vote of a majority of the whole Board, may appoint any other standing committees; and such standing committees shall have and may exercise such powers as may be conferred and authorized by the by-laws or by the Board of Directors and as may be permitted by law.

               The Board of Directors may appoint, not only other officers of the Company, but also one or more Vice-Presidents, one or more Assistant Treasurers, and one or more Assistant Secretaries; and, to the extent provided in the by-laws, or by the Board of Directors, the persons so appointed, respectively, shall have and

                                                       EXHIBIT 3(ii)
                                                       Page 25 of 28



          may exercise all the powers of the President and of the Treasurer and of the Secretary respectively.

               Subject always to the by-laws made by the stockholders, the Board of Directors may make by-laws; but any by-laws made by the Board of Directors may be altered or repealed by the stockholders at any annual meeting or any special meeting, provided notice of such proposed alteration or repeal be included in the notice of the meeting.

               The Board of Directors shall have the power, by action which may be general or confined to specific instances, to authorize the Company to loan money to, guarantee any obligation of, or otherwise assist, any officer or other employee or agent of the Company or of any subsidiary thereof, whenever in the judgement of the directors such loan, guarantee or assistance may reasonably be expected to benefit the Company; provided that any such loan, guarantee or assistance to an officer or employee who is also a director of the Company shall have been authorized by a majority of the entire Board of Directors.

               Seventh.  Limitation of Liability, Indemnification and
                         Insurance

               (a)  Limitation of Liability.

                    To the fullest extent permitted by the laws of the State of New Jersey, as they exist on the date hereof or may hereafter be amended, directors and officers of the Company shall not be personally liable to the Company or its stockholders for damages for breach of any duty owed to the Company or its stockholders, except that the provisions of this Article Seventh shall not relieve a director or officer from liability for any breach of duty based upon an act or omission (i) in breach of such person's duty of loyalty to the Company or its stockholders,
          (ii) not in good faith or involving a knowing violation of law or
          (iii) resulting in receipt by such person of an improper personal benefit. Neither the amendment or repeal of this Article nor the adoption of any provision of this Restated Certificate of Incorporation which is inconsistent with this Article shall eliminate or reduce the protection afforded by this Article to any director or officer of the Company for or with respect to any act or omission of such director or officer occurring prior to such amendment, repeal, or adoption.

                                                       EXHIBIT 3(ii)
                                                       Page 26 of 28



               (b)  Indemnification and Insurance.

                    (1) Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is involved in any pending, threatened or completed civil, criminal, administrative or arbitrative action, suit or proceeding, or any appeal therein or any inquiry or investigation which could lead to such action, suit or proceeding ("proceeding"), by reason of his or her being or having been a director or officer of the Company or of any constituent corporation absorbed by the Company in a consolidation or merger, or by reason of his or her being or having been a director, officer, trustee, employee or agent of any other corporation (domestic or foreign) or of any partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise (whether or not for profit), serving as such at the request of the Company or of any such constituent corporation, or the legal representative of any such director, officer, trustee, employee or agent, shall be indemnified and held harmless by the Company to the fullest extent permitted by the New Jersey Business Corporation Act, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Company to provide broader indemnification rights than said Act permitted prior to such amendment), from and against any and all reasonable costs, disbursements and attorneys' fees, and any and all amounts paid or incurred in satisfaction of settlements, judgments, fines and penalties incurred or suffered in connection with any such proceeding, and such indemnification shall continue as to a person who has ceased to be a director, officer, trustee, employee or agent and shall inure to the benefit of his or her heirs, executors, administrators and assigns; provided, however, that there shall be no indemnification hereunder with respect to any settlement or other non-adjudicated disposition of any proceeding unless the Company has given its prior consent to such settlement or disposition. The right to indemnification conferred in this Section shall be a contract right and shall include the right to be paid by the Company the expenses incurred in connection with any proceeding in advance of the final disposition of such proceeding as authorized by the Board of Directors; provided, however, that, if the New Jersey Business Corporation Act so requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer in advance of the final disposition of a proceeding shall be made




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                                                       EXHIBIT 3(ii)
                                                       Page 27 of 28



          only upon receipt by the Company of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced unless it shall ultimately be determined that such director or officer is entitled to be indemnified under this Section or otherwise. The Company may, by action of its Board of Directors, provide for indemnification and advancement of expenses to employees and agents of the Company with the same scope and effect as the foregoing indemnification of directors and officers.

                    (2) Right of Claimant to Bring Suit. If a claim under paragraph (1) of this Section (b) is not paid in full by the Company within thirty days after a written request has been received by the Company, the claimant may at any time thereafter apply to a court for an award of indemnification by the Company for the unpaid amount of the claim and, if successful on the merits or otherwise in connection with any proceeding, or in the defense of any claim, issue or matter therein, the claimant shall be entitled also to be paid by the Company any and all expenses incurred or suffered in connection with such proceeding. It shall be a defense to any such action (other than an action brought to enforce a claim for the advancement of expenses incurred in connection with any proceeding where the required undertaking, if any, has been tendered to the Company) that the claimant has not met the standard of conduct which makes it permissible under the New Jersey Business Corporation Act for the Company to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Company. Neither the failure of the Company (including its Board of Directors, independent legal counsel or its stockholders) to have made a determination prior to the commencement of such proceeding that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the New Jersey Business Corporation Act, nor an actual determination by the Company (including its Board of Directors, independent legal counsel or its stockholders) that the claimant has not met such applicable standard of conduct, nor the termination of any proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall be a defense to the action or create a presumption that the claimant has not me the applicable standard of conduct.







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                                                       EXHIBIT 3(ii)
                                                       Page 28 of 28



                    (3) Non-Exclusivity of Rights. The right to indemnification and advancement of expenses provided by or granted pursuant to this Section (b) shall not exclude or be exclusive of any other rights to which any person may be entitled under a certificate of incorporation, by-law, agreement, vote of stockholders, or otherwise, provided that no indemnification shall be made to or on behalf of any person if a judgement or other final adjudication adverse to such person establishes that such person has not met the applicable standard of conduct required to be met under the New Jersey Business Corporation Act.

                    (4) Insurance. The Company may purchase and maintain insurance on behalf of any director, officer, employee or agent of the Company, another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against any expenses incurred in any proceeding and any liabilities asserted against him or her by reason of such person's being or having been a director, officer, employee or agent, whether or not the Company would have the power to indemnify such person against such expenses and liabilities under the provisions of this Section (b) or otherwise. The Company may purchase such insurance from, or such insurance may be reinsured in whole or in part by, an insurer owned or otherwise affiliated with the Company, whether or not such insurer does business with other insureds.

                    IN WITNESS WHEREOF, INGERSOLL-RAND COMPANY has caused this Restated Certificate of Incorporation to be duly executed
          this   3rd    day of   May  , 1991.

                                                  INGERSOLL-RAND COMPANY





                                                  By /S/ Theodore H. Black
                                                     Theodore H. Black
                                                     Chairman of the Board









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